Exhibit 5.1

2828 N. Harwood Street

Suite 1800

Dallas, TX 75201-2139

214-922-3400 | Fax: 214-922-3899

Michael W. Tankersley	Direct Dial: 214-922-3506	Email: mike.tankersley@alston.com

July 21, 2017

Pier 1 Imports, Inc.

100 Pier 1 Place

Fort Worth, Texas 76102

Re:	Form S-8 Registration Statement – Pier 1 Imports, Inc. 2015 Stock Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Pier 1 Imports, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 5,149,417 shares of the Company’s common stock, $0.001 par value (the “Shares”), which may be issued by the Company pursuant to the grant or exercise of awards to be issued pursuant to the Pier 1 Imports, Inc. 2015 Stock Incentive Plan (the “2015 Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have examined the Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, deemed by us to be relevant to this opinion letter and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification. In our examination of relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).

Alston & Bird LLP	www.alston.com

Atlanta | Beijing | Brussels | Charlotte | Dallas | Los Angeles | New York | Research Triangle | San Francisco | Silicon Valley | Washington, D.C.

July 21, 2017

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based on the foregoing, it is our opinion that the Shares which may be issued by the Company pursuant to the grant or exercise of awards pursuant to the 2015 Plan are duly authorized for issuance and, when issued and paid for in accordance with the 2015 Plan and the provisions of the award agreements relating to awards granted under the 2015 Plan, for a consideration at least equal to the par value thereof, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

ALSTON & BIRD LLP

/s/ Michael W. Tankersley

Michael W. Tankersley